UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2006

PFF BANCORP, INC. (Exact name of registrant as specified in its charter)

Delaware	0-27404	95-4561623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 South Garey Avenue Pomona, CA (Address of principal executive offices)		91766 (Zip Code)

Registrant's telephone number, including area code: (909) 623-2323

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

(d)

Item 5.02        Departure of Directors or Principal Officers; Election of Directors;

                       Appointment of Principal Officers.

On March 22, 2006, Kevin McCarthy was appointed to the Boards of Directors of PFF Bancorp, Inc. ("Bancorp") and its wholly-owned subsidiaries PFF Bank & Trust ("Bank") and Diversified Builder Services, Inc. ("DBS").  Larry M. Rinehart, CEO, will continue to serve as a director of the Bancorp, the Bank and DBS following his retirement on March 31, 2006.

Mr. McCarthy, 54, is the current President of the Bancorp and the Bank.  Mr. McCarthy has been with the Bank since 1978 and served as Senior Executive Vice President of the Bancorp from 1996 until October 2005 and Senior Executive Vice President and Chief Operating Officer of the Bank from 1993 until October 2005.  Mr. McCarthy will become the Chief Executive Officer of the Bancorp and the Bank upon Mr. Rinehart's retirement.

A copy of the press release dated March 22, 2006, describing this item is attached as Exhibit 99.1.

Item 9.01        Financial Statements and Exhibits

        The following exhibit is furnished with this report:

              Exhibit No.                   Description

                99.1                           PFF Bancorp, Inc. press release dated March 22, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFF BANCORP, INC.

	By:	/s/ Gregory C. Talbott
Gregory C. Talbott Executive Vice President, Chief Financial Officer and Treasurer
Date: March 24, 2006